Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Sachem Capital Corp. (the “Company”) on Form 10-K for the period ending December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey C. Villano, Co-Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company

Dated: March 29, 2019

/s/ Jeffrey C. Villano
Jeffrey C. Villano
Co-Chief Executive Office and President
(Principal Executive Officer)

A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.